Exhibit 32.2

The following certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350 and in accordance with SEC Release No. 33‑8238. This certification shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Section 906 Certification

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes‑Oxley Act of 2002, the undersigned officer of K12 Inc., a Delaware corporation (the “Company”), hereby certifies, to such officer’s knowledge, that:

(1)

the accompanying Annual Report of the Company on Form 10‑K for the fiscal year ended June 30, 2018 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 8, 2018

/s/ JAMES J. RHYU
James J. Rhyu
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)